Exhibit 10.1(e)

                                AMENDMENT TO THE
                       CENTURY TELEPHONE ENTERPRISES, INC.
                           1983 RESTRICTED STOCK PLAN


     WHEREAS, an amendment to the Century Telephone Enterprises, Inc. 1983 Restricted Stock Plan (the "Plan") was adopted by the Compensation Committee of the Board of Directors on November 20, 1996 and ratified by the Board of Directors on November 21, 1996 to make certain changes with respect to the membership of the committee of the Board of Directors that administers the Plan in order that transactions in restricted stock through the Plan will meet the requirements of an exemption under amended Rule 16b-3 under the Securities Exchange Act of 1934.

     NOW THEREFORE, the Plan is hereby amended as follows:

                                       I.

     Section 2.(b) of the Plan shall be amended to read in its entirety as follows:

          2.(b) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company or a subcommittee of the Compensation Committee. The Committee shall consist of two or more members of the Board of Directors, each of whom shall qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, as currently in effect or any successor rule.

                                       II.

     The first sentence of Section 4., "Administration," of the Plan shall be amended to read in its entirety as follows:

          The Plan shall be administered by the Committee.

     IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this amendment in its corporate name as of the 21st day of November, 1996.

                                       CENTURY TELEPHONE ENTERPRISES, INC.

                                           /s/ R. Stewart Ewing, Jr.
                                       By: _____________________________
                                               R. Stewart Ewing, Jr.
                                             Senior Vice President and
                                             Chief Financial Officer